For the annual period ended October 31, 2015
File No. 811-03981
Prudential World Fund, Inc.

SUB-ITEM 77I
PRUDENTIAL WORLD FUND, INC.

ARTICLES OF AMENDMENT

  Prudential World Fund, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

  FIRST: The charter of the Corporation (the "Charter") is hereby amended to change the names of the following series and classes of common stock, $.01 par value per share, of the Corporation as set forth below:

Current Name
New Name


Prudential International Equity Fund
     - Class A Common Stock

Prudential QMA International Equity Fund -
     Class A Common Stock




Prudential International Equity Fund
     - Class B Common Stock

Prudential QMA International Equity Fund -
     Class B Common Stock




Prudential International Equity Fund
     - Class C Common Stock

Prudential QMA International Equity Fund -
     Class C Common Stock




Prudential International Equity Fund
     - Class Z Common Stock

Prudential QMA International Equity Fund -
     Class Z Common Stock


  SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by
Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

  THIRD: These Articles of Amendment shall become effective at 12:01 a.m. on December 30, 2015.

            FOURTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of [his] knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]



            IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of this 14th day of December, 2015.

ATTEST:     PRUDENTIAL WORLD FUND, INC.




/s/ Claudia DiGiacomo         By: /s/ Scott Benjamin (SEAL)
Name:  Claudia DiGiacomo       Name: Scott Benjamin
Title:  Assistant Secretary     Title:  Vice President